SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material under ss. 240.14a-12

                                TEREX CORPORATION
                (Name of Registrant as Specified in Its Charter)

     .......................................................................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title  of  each  class  of   securities  to  which   transaction   applies:
     ...........................................................................

(2)  Aggregate   number   of   securities   to   which   transaction    applies:
     ...........................................................................

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ...........................................................................

(4)  Proposed maximum aggregate value of transaction:
     ...........................................................................

(5)  Total fee paid:
     ...........................................................................

[ ] Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2), and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:________________________________________________

     (2) Form, Schedule or Registration Statement No.:__________________________

     (3) Filing Party:__________________________________________________________

     (4) Date Filed:____________________________________________________________

                                  [Terex Logo]


                                TEREX CORPORATION
                 500 Post Road East, Westport, Connecticut 06880


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 2003


The Annual Meeting of Stockholders of Terex Corporation (hereafter, the "Company") will be held at the corporate offices of Terex Corporation, 500 Post Road East, Suite 320, Westport, Connecticut, on Thursday, May 22, 2003, at 10:00 a.m., local time, for the following purposes:

     1. To elect eight (8) directors to hold office for one year or until their successors are duly elected and qualified.

     2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for 2003.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice.

The Board of Directors of the Company has fixed the close of business on March 28, 2003 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting.

EVERY STOCKHOLDER'S VOTE IS IMPORTANT. While all stockholders are invited to attend the Annual Meeting, we urge you to vote whether or not you will be present at the Annual Meeting. You may vote by telephone, via the Internet or by completing, dating and signing the accompanying proxy card and returning it in the envelope provided. No postage is required if the proxy card is mailed in the United States. You may withdraw your proxy or change your vote at any time before your proxy is voted, either by voting in person at the Annual Meeting, by proxy, by telephone or by the Internet. Please vote promptly in order to avoid the additional expense of further solicitation.


                                  By order of the Board of Directors,


                                  Eric I Cohen
                                  Secretary

April 7, 2003
Westport, Connecticut

                                  [Terex Logo]

                                TEREX CORPORATION
                               500 Post Road East
                           Westport, Connecticut 06880

                             Proxy Statement for the
                         Annual Meeting of Stockholders
                           to be held on May 22, 2003

         This Proxy Statement is furnished to stockholders of Terex Corporation ("Terex" or the "Company") in connection with the solicitation of proxies by and on behalf of the Company's Board of Directors (the "Board") for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on May 22, 2003, at the corporate offices of Terex Corporation, 500 Post Road East, Suite 320, Westport, Connecticut, and at any adjournments or postponements thereof (collectively, the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice").

         The Notice and proxy card (the "Proxy") accompany this Proxy Statement. This Proxy Statement and the accompanying Notice, Proxy and related materials are being mailed on or about April 22, 2003 to each stockholder entitled to vote at the Meeting. As of March 28, 2003, the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting, the Company had outstanding 48,078,280 shares of common stock, $.01 par value per share (the "Common Stock").

         Proxies that are properly executed, returned to the Company and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such Proxies will be voted as the management of the Company may propose. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed form of Proxy will have discretionary authority to vote according to their best judgment.

         Each share of Common Stock is entitled to one vote per share for each matter to be voted on at the Meeting. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy is required for the approval of any matters voted upon at the Meeting, other than the election of directors. The election of directors will require the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy. A quorum of stockholders is constituted by the presence, in person or by proxy, of holders of record of Common Stock representing a majority of the aggregate number of votes entitled to be cast. Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum. With respect to the election of directors, abstentions and broker non-votes will not be considered in determining whether nominees have received the vote of a plurality. With respect to the other matters to be voted upon at the Meeting, abstentions will have the effect of a negative vote and broker non-votes will have no effect on the outcome of the vote.

         Proxy solicitations will be made primarily by mail, but solicitations may also be made by telephone, via the Internet or by personal interviews conducted by officers or employees of the Company. All costs of solicitations, including (a) printing and mailing of this Proxy Statement and accompanying material, (b) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Company's stock, and (c) supplementary solicitations to submit Proxies, if any, will be borne by the Company.

         Any stockholder giving a Proxy has the right to attend the Meeting to vote his or her shares of Common Stock in person (thereby revoking any prior Proxy). Any stockholder also has the right to revoke the Proxy at any time by executing a later-dated Proxy, by telephone or via the Internet or by written revocation received by the Secretary of the Company prior to the time the Proxy is voted. All properly executed and unrevoked Proxies delivered pursuant to this solicitation, if received at or prior to the Meeting, will be voted at the Meeting.

         In order that your shares of Common Stock may be represented at the Meeting, you are requested to select one of the following methods:

     Voting by Mail
     --------------
     o    indicate your instructions on the Proxy;
     o    date and sign the Proxy;
     o    mail the Proxy promptly in the enclosed envelope; and
     o allow sufficient time for the Proxy to be received by the Company prior to the Meeting.

     Voting by Telephone
     -------------------
     o    use the toll-free number provided in the Proxy; and
     o    follow the specific instructions provided.

     Voting via the Internet
     -----------------------
     o log onto the Company's voting website (www.voteproxy.com) provided in the Proxy; and
     o    follow the specific instructions provided.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         At the Meeting, eight directors of the Company are to be elected to hold office until the Company's next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Directors shall be elected by a plurality of the votes of shares of Common Stock represented at the Meeting in person or by proxy. Unless marked to the contrary, the Proxies received by the Company will be voted FOR the election of the eight nominees listed below, all of whom are presently members of the Board. Each nominee has consented to being named in this Proxy Statement and to serve as a director if elected. However, should any of the nominees for director decline or become unable to accept nomination if elected, it is intended that the Board will vote for the election of such other person as director as it shall designate. The Company has no reason to believe that any nominee will decline or be unable to serve if elected.

         The information set forth below has been furnished to the Company by the nominees and sets forth for each nominee, as of March 1, 2003, such nominee's name, business experience for at least the past five years, other directorships held and age. There is no family relationship between any nominee and any other nominee or executive officer of the Company. For information regarding the beneficial ownership of the Common Stock by the current directors of the Company, see "Security Ownership of Management and Certain Beneficial Owners."

         The Governance and Nominating Committee of the Board has nominated each of the following nominees based on various criteria, including, among others, a desire to maintain a balanced experience and knowledge base within the Board, the nominees' personal integrity and willingness to devote necessary time and attention to properly discharge the duties of director, and the ability of the nominees to make positive contributions to the leadership and governance of the Company. It is the policy of the Governance and Nominating Committee not to nominate individuals for director after the age of 70, unless such nominee is approved by 100% of all current directors. The nomination of Dr. Donald P. Jacobs has been so approved by the entire Board, who determined that Dr. Jacobs' experience at the J. L. Kellogg Graduate School of Management and his extensive body of financial knowledge provide an invaluable asset to the Company.


The Board of Directors recommends that the stockholders vote FOR the following nominees for director.

                                                                     First Year
                                         Positions and               As Company
      Name              Age           Offices with Company            Director
      ----              ---           --------------------            --------


Ronald M. DeFeo         50     Chairman of the Board, President,        1993
                               Chief Executive Officer,
                               Chief Operating Officer and Director

G. Chris Andersen       64                   Director                   1992

Don DeFosset            54                   Director                   1999

William H. Fike         66                   Lead Director              1995

Dr. Donald P. Jacobs    75                   Director                   1998

David A. Sachs          43                   Director                   1992

J. C. Watts, Jr.        45                   Director                   2003

Helge H. Wehmeier       60                   Director                   2002


         Ronald M. DeFeo was appointed President and Chief Operating Officer of the Company on October 4, 1993, Chief Executive Officer of the Company on March 24, 1995 and Chairman of the Board on March 4, 1998. Mr. DeFeo joined the Company in May 1992 as President of the Company's then Heavy Equipment Group. A year later, he also assumed the responsibility of serving as the President of the Company's former Clark Material Handling Company subsidiary. Prior to joining the Company on May 1, 1992, Mr. DeFeo was a Senior Vice President of J.I. Case Company, the former Tenneco farm and construction equipment division, and also served as a Managing Director of Case Construction Equipment throughout Europe. While at J.I. Case, Mr. DeFeo was also a Vice President of North American Construction Equipment Sales and General Manager of Retail Operations. Mr. DeFeo serves as a director of United Rentals, Inc. (a customer of the Company) and Kennametal Inc. (a supplier of the Company).

         G. Chris Andersen was a Vice Chairman of PaineWebber Incorporated from March 1990 through 1995. Mr. Andersen is currently a partner of Andersen, Weinroth & Co. L.P., a private merchant banking firm, and also serves as a director of Millenium Cell Inc.

         Don DeFosset has served since November 2, 2000 as President and CEO, and since March 1, 2002 as Chairman, of Walter Industries, Inc., a diversified company with principal operating businesses in homebuilding and home financing, water transmission products, energy services, and specialty aluminum products. Previously, he was Executive Vice President and Chief Operating Officer of Dura Automotive Systems, Inc., a global supplier of engineered systems, from October 1999 through June 2000. Before joining Dura, Mr. DeFosset served as a Corporate Executive Vice President, President of the Truck Group and a member of the Office of Chief Executive Officer of Navistar International Corporation from October 1996 to August 1999. Mr. DeFosset serves as a director of Walter Industries, Inc. and Safelite Glass Corp.

         William H. Fike is currently President of Fike & Associates, a consulting firm. Mr. Fike retired as the Vice Chairman and Executive Vice President of Magna International Inc., an automotive parts manufacturer based in Ontario, Canada, in February 1999. Prior to joining Magna in August 1994, Mr. Fike was employed by Ford Motor Company from 1966 to 1994, where he served most recently as a Corporate Vice President and as President of Ford Europe. Mr. Fike currently serves as a director of Magna and Millenium Cell Inc.

         Dr. Donald P. Jacobs is Dean Emeritus of the J.L. Kellogg Graduate School of Management at Northwestern University, a position he has held since 2001. Prior to that, Dr. Jacobs was Dean of the Kellogg School from 1975 through 2001. Dr. Jacobs also serves as a director of Hartmarx Corporation, ProLogis Trust (formerly Security Capital Industrial Trust) and CDW Computer Centers, Inc. (Computer Discount Warehouse).

         David A. Sachs is a Managing Director, Head of the Capital Markets Group and Co-Portfolio Manager of Ares Management Company, LLC, an investment management firm of which he was a founder in 1997. Mr. Sachs has been an investment banker and investment manager since 1981.

         J. C. Watts, Jr. is currently Chairman of the J. C. Watts Companies, LLC, J. C. Watts Enterprises, Inc. and Watts-Luntz Communications LLC. He previously represented Oklahoma's 4th District in the U.S. House of Representatives for eight years through January 7, 2003. Congressman Watts served as Chairman of the House Republican Conference and served on a number of key committees during his tenure in Congress, including the Armed Services Committee, the Select Homeland Security Committee, the Military Readiness Subcommittee and the Procurement Subcommittee. Prior to his 1994 election to Congress, Congressman Watts was Chairman of the Oklahoma State Corporation Commission from 1990 to 1994. Congressman Watts also serves as a director of Dillard's, Inc., Burlington Northern Santa Fe Corporation and Clear Channel Communications, Inc.

         Helge H. Wehmeier is Vice-Chairman of Bayer Corporation, a post he has held since July 1, 2002. Prior to that, Mr. Wehmeier served as President and Chief Executive Officer of Bayer Corporation from 1991 through June 2002. Mr. Wehmeier has spent more than 35 years with Bayer AG, a diversified, international chemicals and health care group, in various positions of increasing responsibility, including senior management positions in both Europe and the United States. Mr. Wehmeier is an alumnus of the International Management Development Institute, Lausanne, Switzerland and Institut European d'Administration des Affaires, Fontainebleau, France. Mr. Wehmeier is also a director of PNC Financial Services Group, Inc., a diversified banking and financial services company.

Board Meetings and Corporate Governance

         The Board met seven times in 2002 at regularly scheduled and special meetings, including telephonic meetings. All of the directors in office during 2002 attended at least 75% of the meetings of the Board and all committees of the Board on which he served during 2002.

         It is the Company's policy that the Board consists of a majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange ("NYSE"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the requirements of any other applicable regulatory authority, including the Securities and Exchange Commission ("SEC"). The Board annually reviews the relationship of each director with the Company, and only those directors who the Board affirmatively determines have no material relationship with the Company are deemed to be independent directors. The Board has determined that all of the nominees for director are independent directors except for Mr. DeFeo, who has been nominated to serve on the Board as a result of his position as Chief Executive Officer of the Company.

         Directors who are employees of the Company receive no additional compensation by virtue of being directors of the Company. Outside directors receive compensation for their service as directors and reimbursement of their expenses incurred as a result of their service as directors. See "Executive Compensation - Compensation of Directors" for a detailed description of director compensation, including the Company's Common Stock ownership objective for outside directors.

         Directors have complete access to management and the Company's outside advisors, and senior officers and other members of management frequently attend Board meetings at the discretion of the Board. It is the policy of the Board of Directors that outside directors also meet privately in executive sessions without the presence of any members of management at each regularly scheduled meeting of the Board and at such other times as the Board shall determine. In addition, the Board may retain and have access to independent advisors of its choice with respect to any issue relating to its activities, and the Company pays the expenses of such advisors.

         The Board of Directors has determined that, because the offices of Chairman and Chief Executive Officer currently are combined in Mr. DeFeo, it is desirable at this time for the Company to have an independent director serve as Lead Director of the Board. The Lead Director, in conjunction with the Chairman and the Chief Executive Officer, will provide leadership and guidance to the Board. The directors have elected Mr. Fike to serve as the Lead Director for a one-year term. Thereafter, the directors will review annually the desirability of having a Lead Director and, if the directors determine it best to have a Lead Director, shall elect a Lead Director for the succeeding one-year period. No director may serve as Lead Director for more than three consecutive years.

         The Board of Directors recently undertook an initiative to evaluate the Company's corporate governance policies and practices and to institute changes that would improve the Company's corporate governance, including measures to comply with new and proposed corporate governance requirements established by law, the SEC and the NYSE. In connection with this initiative, the Board adopted a set of Corporate Governance Guidelines ("Guidelines") to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company. These Guidelines reflect the Board's commitment to monitor the effectiveness of policy and decision making both at the Board and management levels, with a view to achieving strategic objectives of the Company while enhancing shareholder value over the long term. The Board will review the Guidelines annually and may make changes as it determines are necessary and appropriate, including changes that may be necessary to comply with new or proposed laws, rules or regulations issued by the SEC and the NYSE. A copy of the Guidelines is available at the Company's website, www.terex.com, in the "Corporate Governance" section of the "Investors" portion of the website.

         The Board has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.

Audit Committee Meetings and Responsibilities

         The Audit Committee of the Board of Directors consists of Messrs. Sachs (chairperson), DeFosset and Jacobs. The Audit Committee met 11 times during 2002.

         The Audit Committee assists the Board in fulfilling its oversight responsibilities by meeting regularly with the Company's independent accountants and operating and financial management personnel. The Audit Committee reviews the audit performed by the Company's independent accountants and reports the results of such audit to the Board. The Audit Committee reviews the Company's annual financial statements and all material financial reports provided to the stockholders and reviews the Company's internal auditing, accounting and financial controls. The Audit Committee also reviews related party transactions.

         The Audit Committee is composed of at least three directors, all of whom are independent directors as determined pursuant to the listing standards of the NYSE and under the Exchange Act. Each member of the Audit Committee is required to be financially literate or must become financially literate within a reasonable time after appointment to the Audit Committee, and at least one member of the Audit Committee must have accounting or related financial management expertise. The Board, in its business judgment, believes that each of the current members of the Audit Committee has such accounting or financial management expertise: Mr. Sachs through his extensive experience as an investment banker and investment manager; Mr. DeFosset through his business experience as a corporate executive at various public companies and particularly his experience as a Chief Executive Officer of a public company; and Dr. Jacobs through his years of experience teaching business, finance and management at the graduate level, as well as serving as a chairman of the public review board of a national accounting firm and as Chairman of the Board of Amtrak. The Board also has determined that each of Mr. Sachs, Mr. DeFosset and Dr. Jacobs is an "audit committee financial expert," as such term is defined under the regulations of the SEC.

         The Audit Committee operates under a written charter adopted by the Board of Directors and intended to comply with the applicable requirements of the SEC and the NYSE. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A and also is available at the Company's website, www.terex.com, in the "Corporate Governance" section of the "Investors" portion of the website. This charter sets out the responsibilities, authority and duties of the Audit Committee.

         See "Audit Committee Report" for a discussion of the Audit Committee's review of the audited financial statements of the Company for the Company's fiscal year ended December 31, 2002.

Compensation Committee Meetings and Responsibilities

         The Compensation Committee of the Board of Directors consists of Messrs. Andersen (chairperson), Fike and Sachs. The Compensation Committee met nine times during 2002.

         The Compensation Committee assists the Board in its responsibilities regarding compensation of the Company's senior executives and outside directors, including overall responsibility for approving, evaluating and modifying the Company's plans, policies and programs for compensation of key management personnel. The Compensation Committee establishes compensation arrangements for executive officers and for certain other key management personnel.

         The Compensation Committee is comprised of three or more members, each of whom is independent under the requirements of the NYSE. All members of the Compensation Committee must have a basic understanding of the components of executive compensation and of the role of each component as part of a comprehensive program linking compensation to corporate and individual performance in support of the Company's objectives.

         The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company's website, www.terex.com, in the "Corporate Governance" section of the "Investors" portion of the website. This charter sets out the responsibilities, authority and duties of the Compensation Committee.

         See "Executive Compensation - Compensation Committee Report" for a description of the Company's executive compensation philosophy and executive compensation program, including a discussion of how the compensation of the Company's Chief Executive Officer in 2002 was determined.

Governance and Nominating Committee Meetings and Responsibilities

         The Governance and Nominating Committee of the Board of Directors consists of Messrs. Fike (chairperson), Andersen, Jacobs and Watts. During 2002, the Governance and Nominating Committee included Messrs. Fike (chairperson), Andersen and Jacobs. The Governance and Nominating Committee met three times during 2002.

         The Governance and Nominating Committee consists of at least three independent directors. The Governance and Nominating Committee plays a central role in planning the size and composition of the Board, developing criteria and implementing the process of identifying, screening and nominating candidates for election to the Board, recommending corporate governance guidelines and actions to improve corporate governance and evaluating individual director and full Board performance. The Governance and Nominating Committee is responsible for overseeing a review and assessment of the performance of the Board and its committees at least annually, including establishing the evaluation criteria and implementing the process for evaluation.

         The Governance and Nominating Committee will consider nominees for election as director who are recommended by the Company's stockholders. For details on how stockholders may submit nominations for director, see "Stockholder Proposals."

         The Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company's website, www.terex.com, in the "Corporate Governance" section of the "Investors" portion of the website. This charter sets out the responsibilities, authority and duties of the Governance and Nominating Committee.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock by each person known by the Company to own beneficially more than 5% of the Company's Common Stock, by each director, by each executive officer of the Company named in the summary compensation table below, and by all directors and executive officers as a group, as of March 1, 2003 (unless otherwise indicated below). Each person named in the following table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Shares of Common Stock that any person has a right to acquire within 60 days after March 1, 2003, pursuant to an exercise of options or otherwise, are deemed to be outstanding for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table.

                                             Amount and Nature of     Percent
 Name and Address of Beneficial Owner        Beneficial Ownership     of Class
 ------------------------------------        --------------------     --------

  FMR Corp.                                     4,623,508 (1)           9.6%
     82 Devonshire Street
     Boston, MA  02109

  Mellon Financial Corporation                  4,453,842 (2)           9.3%
     One Mellon Center
     Pittsburgh, PA  15258

  AXA Financial, Inc.                           2,829,842 (3)           5.9%
     1290 Avenue of the Americas
     New York, NY 10104

  G. Chris Andersen                               148,000 (4)           *
     c/o Andersen, Weinroth & Co., L.P.
     1330 Avenue of the Americas,
     36th Floor
     New York, NY  10019

  Ronald M. DeFeo                                 652,499 (5)           1.4%
     c/o Terex Corporation
     500 Post Road East
     Westport, CT  06880

  Don DeFosset                                     24,447 (6)           *
     c/o Walter Industries
     1500 North Dale Mabry Hwy.
     Tampa, FL  33607

  William H. Fike                                  61,761 (7)           *
     15630 Queensferry Drive
     Fort Myers, FL  33912

  Dr. Donald P. Jacobs                             28,405 (8)           *
     c/o J.L. Kellogg Graduate School
     of Management
     Northwestern University
     2001 Sheridan Road
     Evanston, IL  60208

                                             Amount and Nature of     Percent
 Name and Address of Beneficial Owner        Beneficial Ownership     of Class
 ------------------------------------        --------------------     --------

  David A. Sachs                                  186,086 (9)           *
     c/o Ares Management, L.P.
     1999 Avenue of the Stars, Suite 1900
     Los Angeles, CA  90067

  J.  C. Watts, Jr.                                 2,140               *
     c/o J. C. Watts Companies
     1000 Wilson Blvd., Suite 950
     Roslyn, VA  22209

  Helge C. Wehmeier                                 9,344               *
     c/o Bayer Corporation
     100 Bayer Road
     Pittsburgh, PA  15025-2000

  Fil Filipov                                     165,518 (10)          *
     100 East Huron Street, Unit 4703
     Chicago, IL  60611

  Colin Robertson                                  86,150 (11)          *
     c/o Terex Corporation
     500 Post Road East
     Westport, CT  06880

  Matthys J. de Beer                               30,655 (12)          *
     c/o Terex Corporation
     500 Post Road East
     Westport, CT  06880

  Eric I Cohen                                     97,003 (13)          *
     c/o Terex Corporation
     500 Post Road East
     Westport, CT  06880

  All directors and executive officers          3,198,395 (14)          6.6%
     as a group (18 persons)

-----------------------------------------
*  Amount owned does not exceed one percent (1%) of the class so owned.

(1) FMR Corp. ("FMR") filed a Schedule 13G (a "Schedule 13G"), dated February 14, 2003, pursuant to Section 13(g) of the Exchange Act, reflecting the beneficial ownership of 4,623,508 shares of Common Stock. This includes 3,871,130 shares beneficially owned by Fidelity Management & Research Company and 752,200 shares beneficially owned by Fidelity Management Trust Company, each a subsidiary of FMR. Edward C. Johnson 3rd, Chairman of FMR, and Abigail P. Johnson, a director of FMR, through their ownership of FMR stock and as a result of certain voting arrangements among owners of FMR stock, may be deemed to form a controlling group with respect to FMR and thus may be deemed to be beneficial owners of the shares beneficially owned by FMR.

(2) Mellon Financial Corporation ("Mellon") filed a Schedule 13G, dated January 15, 2003, reflecting the beneficial ownership of 4,453,842 shares of Common Stock. This includes 2,564,635 shares beneficially owned by Mellon Bank N.A., a subsidiary of Mellon.

                                         (footnotes continued on following page)

     (footnotes continued from preceding page)

(3) AXA Financial, Inc.("AXA")filed a Schedule 13G, dated February 12, 2003, reflecting the beneficial ownership of 2,829,842 shares of Common Stock by AXA and its affiliates, including 2,819,642 shares held by AXA's subsidiary Alliance Capital Management L.P.("Alliance"). A majority of these shares are held by unaffiliated third-party client accounts managed by Alliance as investment advisor.

(4) Includes 34,201 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(5) Includes 252,722 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(6) Includes 10,023 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(7) Includes 11,344 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(8) Includes 7,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(9) Includes 3,800 shares of Common Stock owned by Mr. Sachs' wife. Mr. Sachs disclaims the beneficial ownership of such shares. Also includes 49,890 shares of Common Stock issuable upon the exercise of options exercisable within 60 days. This includes 15,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days held by certain trusts for Mr. Sachs' children, the beneficial ownership of which Mr. Sachs disclaims.

(10) Includes 60,750 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(11) Includes 36,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(12) Includes 8,250 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(13) Includes 41,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(14) Includes 651,380 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

                               EXECUTIVE OFFICERS

         The following table sets forth, as of March 1, 2003, the respective names and ages of the Company's executive officers, indicating all positions and offices held by each such person. Each officer is elected by the Board to hold office for one year or until his successor is duly elected and qualified.

  Name                      Age         Positions and Offices with Company
  ----                      ---         ----------------------------------

  Ronald M. DeFeo           50          Chairman of the Board, President,
                                        Chief Executive Officer,
                                        Chief Operating Officer and Director

  Fil Filipov               56          President, Terex Cranes

  Colin Robertson           38          President, Terex Construction

  Matthys J. de Beer        55          President, Terex Mining

  Robert R. Wilkerson       53          President, Terex Aerial Work Platforms

  Joseph F. Apuzzo          47          President, Terex Financial Services

  Eric I Cohen              44          Senior Vice President, Secretary
                                        and General Counsel

  Phillip C. Widman         48          Senior Vice President and
                                        Chief Financial Officer

  Brian J. Henry            44          Senior Vice President, Finance
                                        and Business Development

  Kevin A. Barr             43          Vice President, Human Resources

  Kevin M. O'Reilly         38          Vice President, Investor Relations
                                        and Corporate Communications


         For information regarding Mr. DeFeo, refer to the table listing nominees in the prior section "Proposal 1: Election of Directors."

         Fil Filipov was named President, Terex Cranes on September 11, 2002. At that time, Mr. Filipov had been serving as Executive Vice President of the Company since May 1, 2001. Prior to that, Mr. Filipov served as President of Terex Lifting since November 1, 1998, and had served as President and CEO of Terex Cranes since March 1995. Mr. Filipov served as President and CEO of the Company's Koehring division from 1993 to 1995, and was managing director of Clark Material Handling Company in Germany. Prior to joining the Company, Mr. Filipov served as divisional president of Tenneco, Inc., and was Vice President, Construction Equipment Europe at J.I. Case Co. from 1988 to 1992.

         Colin Robertson was named President, Terex Construction on September 11, 2002. At that time, Mr. Robertson had been serving as President of Terex Europe since May 1, 2001. Mr. Robertson previously held the position of Managing Director for both the Construction and Powerscreen groups of the Company since July 2000 and before that was Managing Director for the Construction group from

September 1998. Prior to that, he was the General Manager of the Company's crane operations in Waverly, Iowa, in 1998 and of the Company's Terex Equipment Limited operation in 1996 and 1997. Before joining the Company in October 1994, Mr. Robertson spent 12 years in positions of increasing responsibility with J.I. Case Co. and Cummins Engine Company.

         Matthys J. de Beer became President, Terex Mining on October 1, 2001. Before joining the Company, Mr. de Beer was employed at Metso Minerals Inc., formerly known as Nordberg, Inc., where he was President and CEO from 1993 to 1999 and was named Chairman of the Board in 1999. Prior to joining Nordberg, Mr. de Beer worked in the coal, gold and hard metal mining industry for 17 years for Rand Mines Pty., Ltd., a major global mining company.

         Robert R. Wilkerson became President, Terex Aerial Work Platforms upon the completion of the Company's acquisition of Genie Holdings, Inc. on September 18, 2002. Mr. Wilkerson had been serving as President of Genie since January 1977.

         Joseph F. Apuzzo was named President, Terex Financial Services on September 16, 2002. Prior to that, Mr. Apuzzo served as Chief Financial Officer of the Company since October 21, 1999. Mr. Apuzzo previously held the positions of Vice President-Corporate Finance, Vice President-Finance and Controller, and Vice President, Corporate Controller since joining the Company on October 9, 1995. Mr. Apuzzo was Vice President of Corporate Finance at D'Arcy Masius Benton & Bowles, Inc. from September 1994 until October 1995. Mr. Apuzzo was employed by Price Waterhouse LLP in various capacities from 1983 until September 1994.

         Eric I Cohen became Senior Vice President, Secretary and General Counsel of the Company on January 1, 1998. Prior to joining the Company, Mr. Cohen was a partner with the New York City law firm of Robinson Silverman Pearce Aronsohn & Berman LLP since January 1992 and an associate attorney with that firm from 1983 to 1992.

         Phillip C. Widman was appointed Senior Vice President and Chief Financial Officer of the Company on September 16, 2002. Prior to joining the Company, Mr. Widman served as Executive Vice President, Chief Financial Officer of Philip Services Corporation, an industrial outsourcing and metal services company, from 1998 to 2001, and as an independent consultant from 2001 to 2002. Prior to joining Philip Services, Mr. Widman worked at Asea Brown Boveri Ltd. for eleven years in various financial and operational capacities in the transportation, power generation and power distribution businesses. During his last two years at ABB, he served as Vice President, Chief Financial Officer and Supply Management of its diverse businesses in the United States. Additionally, Mr. Widman's experience includes twelve years with Unisys Corporation in a variety of financial roles. In his role as an officer of Philip Services, Mr. Widman was an executive officer of approximately 125 U.S. legal entities that filed for federal bankruptcy protection as part of a restructuring of their outstanding debt obligations.

         Brian J. Henry was appointed Senior Vice President, Finance and Business Development on October 18, 2002. Mr. Henry previously held the positions of Vice President, Finance and Business Development, Vice President-Finance and Treasurer, and Vice President-Corporate Development and Acquisitions. Mr. Henry also served as the Company's Director of Investor Relations. Mr. Henry has been employed by the Company since 1993. From 1990 to 1993, Mr. Henry was employed by KCS Industries, L.P. and its predecessor, KCS Industries, Inc., an entity that until December 31, 1993, provided administrative, financial, marketing, technical, real estate and legal services to the Company and its subsidiaries.

         Kevin A. Barr was named Vice President, Human Resources of the Company on September 25, 2000. Prior to joining the Company, Mr. Barr served as Vice President-Human Resources at DBT Online since 1998. From 1995 to 1998, Mr. Barr was at Nabisco, Inc. as Vice President-Human Resources, Asia/Pacific. Prior to that, Mr. Barr served as Vice President-Human Resources, Asia/Pacific and Latin America with Dun and Bradstreet Corporation from 1990 to 1995, and in various human resources executive positions at the Chase Manhattan Bank, N.A. from 1981 to 1990.

         Kevin M. O'Reilly became Vice President, Investor Relations and Corporate Communications of the Company on July 1, 2001. He was previously the Controller of the Company since September 1998. Prior to joining the Company, Mr. O'Reilly was employed by Price Waterhouse LLP in various capacities from 1987 through 1998.

Code of Ethics

         The Company has adopted a code of ethics that applies to all of its employees, including the Company's principal executive officer, principal financial officer and principal accounting officer, among others. This code of ethics is a set of written standards reasonably designed to deter wrongdoing and to promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the code. The Company periodically reviews, updates and revises its code of ethics when it considers appropriate. A copy of the current code of ethics is available at the Company's website, www.terex.com, in the "Corporate Governance" section of the "Investors" portion of the website.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The Summary Compensation Table below shows the compensation for the past three fiscal years of the Company's Chief Executive Officer and its four other highest paid executive officers who had 2002 earned qualifying compensation in excess of $100,000, as well as one former executive officer of the Company (the "Named Executive Officers").


                                              Summary Compensation Table

-----------------------------------------------------------------------------------------------------------------------
                                               Annual Compensation               Long-Term Compensation
                                       -------------------------------------    --------------------------
                                                                                         Awards
                                                                                --------------------------

                                                                  Other         Restricted     Securities    All Other
                                                                 Annual           Stock        Underlying     Compen-
          Name and                       Salary     Bonus       Compen-           Awards        Options/      Sation
     Principal Position         Year      ($)        ($)       sation ($)(1)     ($)(2)(3)      SARS (#)      ($)(4)
     ------------------         ----     -----     ------     --------------    ----------     ----------    ----------

Ronald M. DeFeo                2002    $700,000  $  550,000      $15,500         $343,200         75,000     $ 34,202
   Chairman,  President,       2001     655,000     550,000       28,000          890,000        100,000       24,950
   Chief Executive             2000     630,000   1,000,000       25,000            -0-            -0-         11,859
   Officer and
   Chief Operating Officer


Fil Filipov                    2002     401,700     165,000      131,671(5)       102,960         18,000      107,305 (6)
   President, Terex Cranes     2001     390,280     175,000      116,506(5)       267,000         50,000      105,810
                               2000     375,000     400,000      115,760(5)         -0-            -0-        279,712


Colin Robertson (7)            2002     332,335     172,857        -0-            228,800         16,000       26,208 (8)
   President, Terex            2001     262,964     165,704        -0-            133,500         20,000       22,967
   Construction                2000     182,543     237,431        -0-            266,750(9)      13,000       16,689


Matthys J. de Beer (10)        2002     361,250      70,000        -0-             45,760          8,000       80,094 (11)
   President, Terex Mining     2001      90,000     252,000       11,040          241,500(12)     25,000       63,861


Eric I Cohen                   2002     310,000     150,000        -0-             91,520         16,000       10,624
   Senior Vice President,      2001     275,000     150,000        -0-            178,000         35,000        9,263
   Secretary and General       2000     242,000     175,000        -0-              -0-            -0-          6,676
   Counsel


Ernest R. Verebelyi (13)       2002     385,000     216,563       14,578           68,640          9,000       17,293
   Former Group President,     2001     385,000      75,000       19,438          267,000         50,000       18,322
   Terex Americas              2000     365,000     325,000       13,688            -0-            -0-         15,013



----------------------


(1) Other Annual Compensation includes the Company's matching contribution to a deferred compensation plan, which matching contribution is made in Common Stock.

                                         (footnotes continued on following page)

(footnotes continued from preceding page)

(2) On March 19, 2002, grants of Restricted Stock were made under the Terex Corporation 2000 Long-Term Incentive Plan (the "2000 Plan") to Mr. DeFeo (15,000 shares), Mr. Robertson (10,000 shares), Mr. Filipov (4,500 shares), Mr. Cohen (4,000 shares), Mr. de Beer (2,000 shares) and Mr. Verebelyi (3,000 shares). The value of the Restricted Stock granted to such Named Executive Officers set forth in the table above for 2002 is based on the closing stock price on the NYSE of the Common Stock of $22.88 per share on March 19, 2002. The value of such Restricted Stock as of December 31, 2002, based on a closing stock price on the NYSE of Common Stock of $11.14 per share, was $167,100 for Mr. DeFeo, $111,400 for Mr. Robertson, $50,130 for Mr. Filipov, $44,560 for Mr. Cohen, $22,280 for Mr. de Beer and $33,420 for Mr. Verebelyi.

     With respect to each grant of Restricted Stock made to a Named Executive Officer on March 19, 2002, the shares of Restricted Stock awarded vest in equal increments on each of the first four anniversaries of March 19, 2002. Upon the earliest to occur of a change in control of the Company or the death or disability of the recipient of the grant, any unvested portion of such Restricted Stock grant shall vest immediately. Dividends, if any, are paid on Restricted Stock awards at the same rate as paid to all stockholders.

(3) On April 5, 2001, grants of Restricted Stock were made under the 2000 Plan to Mr. DeFeo (50,000 shares), Messrs. Filipov and Verebelyi (15,000 shares each), Mr. Cohen (10,000 shares) and Mr. Robertson (7,500 shares). The value of the Restricted Stock granted to such Named Executive Officers set forth in the table above for 2001 is based on the closing stock price on the NYSE of the Common Stock of $17.80 per share on April 5, 2001. The value of such Restricted Stock as of December 31, 2002, based on a closing stock price on the NYSE of Common Stock of $11.14 per share, was $557,000 for Mr. DeFeo, $167,100 for each of Messrs. Filipov and Verebelyi, $111,400 for Mr. Cohen and $83,550 for Mr. Robertson.

     With respect to each grant of Restricted Stock made to a Named Executive Officer other than Mr. DeFeo on April 5, 2001, the shares of Restricted Stock awarded vest in equal increments on each of the first four anniversaries of April 5, 2001. With respect to the grant of Restricted Stock made to Mr. DeFeo on April 5, 2001, the shares of Restricted Stock awarded vest as follows: 30,000 of the shares of Restricted Stock awarded vest in equal increments on each of the first four anniversaries of April 5, 2001; the other 20,000 shares of Restricted Stock awarded vest if and when the closing stock price on the NYSE of the Common Stock equals or exceeds $33.60. Upon the earliest to occur of a change in control of the Company or the death or disability of the recipient of the grant, any unvested portion of such Restricted Stock grant shall vest immediately. Dividends, if any, are paid on Restricted Stock awards at the same rate as paid to all stockholders.

(4)  The amounts shown for 2002 include:
     (a) Company matching contributions to a defined contribution plan ($8,000 for each of Mr. DeFeo, Mr. Filipov, Mr. Verebelyi and Mr. Cohen and $5,500 for Mr. de Beer);
     (b) Company contributions to an employee stock purchase plan ($1,811 for Mr. DeFeo, $312 for Mr. Verebelyi and $348 for Mr. Cohen); and
     (c) Premiums paid by the Company with respect to life insurance for the benefit of the Named Executive Officers ($24,391 for Mr. DeFeo, $9,305 for Mr. Filipov, $10,194 for Mr. de Beer, $8,981 for Mr. Verebelyi and $2,276 for Mr. Cohen).

(5) In addition to a $15,000 matching contribution to a deferred compensation plan in each of 2002, 2001 and 2000 as described in footnote (1), the amount shown for 2002, 2001 and 2000 for Mr. Filipov includes:
     (a) $66,000 in each of 2002, 2001 and 2000 for certain expenses related to an office maintained by Mr. Filipov in Chicago; and
     (b)  $50,671  in 2002,  $35,506  in 2001 and  $34,760  in 2000 for  certain travel expenses incurred by Mr. Filipov's wife.

(6) In addition to the amounts described in footnote (4), the amount shown for 2002 for Mr. Filipov includes:
     (a)  $60,000  contribution by the Company to a deferred  compensation plan;
          and
     (b)  $30,000 contribution by the Company to an employee pension plan.

                                         (footnotes continued on following page)

(footnotes continued from preceding page)

(7) Mr. Robertson receives his compensation in British pounds. Amounts shown are converted into U.S. dollars at an average rate of exchange for the applicable year (for 2002, one British pound = $1.5031; for 2001, one British pound = $1.4409; and for 2000, one British pound = $1.5169).

(8) The amount shown for 2002 for Mr. Robertson includes a $26,208 contribution by the Company to an employee pension plan.

(9) On June 21, 2000, Mr. Robertson received a grant of 15,000 shares of Restricted Stock under the Terex Corporation 1996 Long-Term Incentive Plan (the "1996 Plan"), and on July 10, 2000, Mr. Robertson received a grant of 4,000 shares of Restricted Stock under the 1996 Plan. The value of the Restricted Stock granted to Mr. Robertson set forth in the table above for 2000 is based on the closing stock price on the NYSE of the Common Stock on the date of each such grant, $14.00 per share on June 21, 2000 and $14.1875 per share on July 10, 2000. The value of such Restricted Stock as of December 31, 2002, based on a closing stock price on the NYSE of Common Stock of $11.14 per share, was $211,660.

     The shares of Restricted Stock awarded to Mr. Robertson in each such grant vest in equal increments on each of the first four anniversaries of the date of grant. Upon the earliest to occur of a change in control of the Company or the death or disability of Mr. Robertson, any unvested portion of such Restricted Stock grant shall vest immediately. Dividends, if any, are paid on Restricted Stock awards at the same rate as paid to all stockholders.

(10) Mr. de Beer joined the Company on October 1, 2001.

(11) In addition to the amounts described in footnote (4), the amount shown for 2002 for Mr. de Beer includes $64,400 paid to Mr. de Beer pursuant to the Company's executive relocation program.

(12) On October 1, 2001, Mr. de Beer received a grant of 15,000 shares of Restricted Stock under the 2000 Plan. The value of the Restricted Stock granted to Mr. de Beer set forth in the table above for 2001 is based on the closing stock price on the NYSE of the Common Stock of $16.10 per share on October 1, 2001. The value of such Restricted Stock as of December 31, 2002, based on a closing stock price on the NYSE of Common Stock of $11.14 per share, was $167,100.

     The shares of Restricted Stock awarded to Mr. de Beer vest in equal increments on each of the first four anniversaries of October 1, 2001. Upon the earliest to occur of a change in control of the Company or the death or disability of Mr. de Beer, any unvested portion of such Restricted Stock grant shall vest immediately. Dividends, if any, are paid on Restricted Stock awards at the same rate as paid to all stockholders.

(13) Mr.  Verebelyi  retired  as  Group  President,   Terex  Americas  effective
     September 30, 2002.

  Stock Option Grants in 2002

         The following table sets forth information on grants of stock options during 2002 to the Named Executive Officers. The number of stock options granted to the Named Executive Officers during 2002 is also listed in the Summary Compensation Table in the column entitled "Securities Underlying Options/SARs." The exercise price of the options equaled or exceeded the fair market price of the Common Stock at the time of the grant.


                                          Stock Option/SAR Grants in 2002
                                                 Individual Grants
                       ---------------------------------------------------------------------------------------------
                         Number of
                         Securities       % of Total                                    Potential Realizable Value
                         Underlying    Options Granted    Exercise or                   at Assumed Annual Rates of
                          Options      to Employees in     Base Price     Expiration     Stock Price Appreciation
        Name           Granted(#)(1)     Fiscal Year        ($/Sh)          Date            for Option Term
        ----           -------------     -----------        ------          ----          -------------------
                                                                                          5%($)         10%($)
                                                                                          -----         ------

Ronald M. DeFeo            37,500           6.25%           $22.35        3/19/2012      $527,092     $1,335,755
                           37,500 (2)       6.25%           $22.35        3/19/2012      $   0 (3)    $1,335,755

Fil Filipov                18,000           3.0%            $22.35        3/19/2012      $253,004       $641,163

Colin Robertson            16,000           2.7%            $22.35        3/19/2012      $224,893       $569,922

Matthys J. de Beer          8,000           1.3%            $22.35        3/19/2012      $112,446       $284,961

Eric I Cohen               16,000           2.7%            $22.35        3/19/2012      $224,893       $569,922

Ernest R. Verebelyi         9,000           1.5%            $22.35        3/19/2012      $126,502       $320,581
------------------

(1) These options were granted under the 2000 Plan. Except as otherwise noted in footnote (2), these options are "incentive stock options" and vest in equal one-quarter installments on the anniversary date of the grant over a four-year period.
(2) These options were granted under the 2000 Plan. These options are "nonqualified stock options" that vest in full if and when the closing stock price on the NYSE of the Common Stock equals or exceeds $45.00.
(3) Assuming a 5% annual rate of stock price appreciation, these options will not become exercisable because the closing stock price on the NYSE of the Common Stock will not equal or exceed $45.00.

Aggregated Option Exercises in 2002 and Year-End Option Values

         The table below summarizes options exercised during 2002 and year-end option values of the Named Executive Officers listed in the Summary Compensation Table.

         Aggregated Option Exercises in 2002 and Year-End Option Values


                                                                   Number of Securities         Value of Unexercised
                                                                  Underlying Unexercised       In-the-Money Options
                                                                  Options at Year-End (#)        at Year-End ($)(1)
                                                                  -----------------------        ------------------
                             Shares Acquired    Value Realized
     Name                    on Exercise (#)        ($)          Exercisable/Unexercisable   Exercisable/Unexercisable
     ----                    ---------------    --------------   -------------------------   -------------------------

     Ronald M. DeFeo             20,000          $142,600           188,547/200,200             $266,967/$0

     Fil Filipov                 18,750          $155,981             43,750/55,500                    0/0

     Colin Robertson               -0-             -0-                27,000/37,500                3,445/0

     Matthys J. de Beer            -0-             -0-                 6,250/26,750                    0/0

     Eric I Cohen                  -0-             -0-                28,750/42,250                    0/0

     Ernest R. Verebelyi           -0-             -0-                27,500/46,500                    0/0

----------------------

(1) Based on the closing price of the Company's Common Stock on the NYSE on December 31, 2002 of $11.14.

Long-Term Incentive Plan Awards in 2002

         The following table provides information concerning long-term compensation awards made during 2002 under the Terex Corporation 1999 Long-Term Incentive Plan ("LTIP") to the Named Executive Officers listed in the Summary Compensation Table.


                   Long-Term Incentive Plan--Awards in 2002

                                                            Estimated Future
                                                                 Payouts
                                                             Under Non-Stock
                                                            Price-Based Plans
                                                            ------------------
                       Number of Shares,     Performance
                         Units or Other    Or Other Period
                             Rights        Until Maturation     Maximum
        Name                 (#)(1)          or Payout         ($)(2), (3)
        ----                 ------          ---------         -----------

Ronald M. DeFeo             180,000           5 years         $12,600,000

Fil Filipov                  55,000           5 years           3,850,000

Colin Robertson              50,000           5 years           3,500,000

Matthys J. de Beer           40,000           5 years           2,800,000

Eric I Cohen                 45,000           5 years           3,150,000

Ernest R. Verebelyi           -0-              ____                -0-

---------------------

(1) Units of participation under the LTIP were granted on June 26, 2002 and vest fully on December 31, 2006. A unit's incremental value is calculated for each year of its term, and these incremental values are cumulated to obtain the unit's cumulative value upon maturity, which is capped at $70. Incremental unit value is determined annually by calculating the product of
     (a) the closing price of a share of Common Stock at the close of the year prior to the date of grant (for awards made in 2002, $17.54) multiplied by
     (b) 85% of the percentage by which earnings per share for such year exceeds earnings per share for the year prior to the date of grant. If earnings per share for any year are not at least 105% of the prior year's earnings per share, then no incremental unit value is accumulated for such year.
(2) The maximum cumulative value of a unit of participation under the LTIP is $70.
(3) No amounts are shown as "target" or "threshold" future payments because no such payment levels are set or contemplated under the LTIP.


Pension Plans

         The Company adopted a Supplemental Executive Retirement Plan ("SERP") effective October 1, 2002. The SERP is intended to provide certain senior executives of the Company with retirement benefits in recognition of their contributions to the long-term growth of the Company. The table below shows estimated annual benefits payable upon retirement in specified compensation and years of service classifications.

                               PENSION PLAN TABLE


                                     YEARS OF SERVICE
                                     ----------------
COMPENSATION      10          15          20           25           30
------------      --          --          --           --           --

 $ 250,000    $ 50,000    $ 75,000    $ 100,000    $ 100,000    $ 100,000
   500,000     100,000     150,000      200,000      200,000      200,000
   750,000     150,000     225,000      300,000      300,000      300,000
 1,000,000     200,000     300,000      400,000      400,000      400,000
 1,250,000     250,000     375,000      500,000      500,000      500,000
 1,500,000     300,000     450,000      600,000      600,000      600,000
 1,750,000     350,000     525,000      700,000      700,000      700,000
 2,000,000     400,000     600,000      800,000      800,000      800,000
 2,250,000     450,000     675,000      900,000      900,000      900,000
 2,500,000     500,000     750,000    1,000,000    1,000,000    1,000,000

         The compensation covered by the SERP is based on a participant's final five-year average of annual salary and bonus. As of October 1, 2002, the Named Executive Officers participating in the SERP had the following estimated credited years of benefit service for purposes of the SERP: Ronald M. DeFeo - 10 years; Fil Filipov - 10 years; Colin Robertson - 8 years; Matthys J. de Beer - 1 year; and Eric I Cohen - 5 years. Benefits are computed assuming a normal retirement age ("NRA") of 65 or when age plus years of service first equal 90. Benefits accrue at 2% of average compensation per year of service, payable at the NRA, up to a maximum of 20 years of service. Benefits are payable monthly as a life annuity with 120 monthly payments guaranteed. Benefits are reduced by 50% for Social Security payments and 100% for any other Company-paid retirement benefits.

         The Company also maintains four defined benefit pension plans covering certain domestic employees, including, as described below, certain officers of the Company or its subsidiaries. Retirement benefits for the plans covering the salaried employees are based primarily on years of service and employees' qualifying compensation during the final years of employment. In addition, certain of the Company's foreign subsidiaries maintain defined benefit pension plans for their employees and/or executives.

         Mr. DeFeo and Mr. Filipov participate in the Terex Corporation Salaried Employees' Retirement Plan, which was merged into the Terex Corporation
Retirement Program for Salaried Employees on June 30, 2000 (the "Retirement Plan"). None of the other Named Executive Officers participate in the Retirement Plan. Participation in the Retirement Plan was frozen as of May 7, 1993.

         Participants in the Retirement Plan with five or more years of eligible service are fully vested and entitled to annual pension benefits beginning at age 65. Retirement benefits under the Retirement Plan are equal to the product of (i) the participant's years of service (as defined in the Retirement Plan) and (ii) 1.02% of final average earnings (as defined in the Retirement Plan) plus 0.71% of such compensation in excess of amounts shown on the applicable Social Security Integration Table for participants born prior to 1938. For participants born during 1938-1954, the formula is modified by replacing the 1.02% and 0.71% figures with 1.08% and 0.65%, respectively. For participants born after 1954, the formula is modified by replacing the 1.02% and 0.71% figures with 1.13% and 0.60%, respectively. Service in excess of 25 years is not recognized. There is no offset for primary Social Security. Participation in the Retirement Plan was frozen as of May 7, 1993, and no participants, including Mr. DeFeo and Mr. Filipov, will be credited with service following such date. However, participants not currently fully vested will be credited with service for purposes of determining vesting only. The annual retirement benefits payable at normal retirement age under the Retirement Plan will be $4,503 for Mr. DeFeo and $254 for Mr. Filipov.

         Mr. Filipov also participates in a pension plan maintained by PPM S.A.S., one of the Company's foreign subsidiaries, which provides a pension benefit to employee participants based primarily on amounts contributed. To receive a benefit, employees must participate a minimum of eight years.
Commencing on the later of November 2004 or Mr. Filipov's retirement, Mr. Filipov will be entitled to withdraw either annually or quarterly from this pension. At December 31, 2002, the aggregate amount in Mr. Filipov's PPM S.A.S. pension was approximately $250,000.

         Mr. Robertson has participated since 1994 in the Terex Equipment Pension Scheme maintained by Terex Equipment Limited, one of the Company's foreign subsidiaries. Contributions to the pension plan are 10% of base salary from Terex Equipment Limited and 5% of base salary from the employee. At the normal retirement age of 65, Mr. Robertson's projected pension would be 2/3 of the earnings cap on pensions, less any retained benefits. At December 31, 2002, the earnings cap was approximately $154,000.

         Compensation of Directors

         Directors who are employees of the Company receive no additional compensation by virtue of their being directors of the Company. For their service, outside directors receive an annual retainer, as described below. All directors of the Company are reimbursed for travel, lodging and related expenses incurred in attending Board and committee meetings.

         The compensation program for outside directors is designed primarily to encourage outside directors to receive the annual retainer for Board service in Common Stock or in options for Common Stock, or both, to enable directors to defer receipt of their fees and to satisfy the Company's Common Stock ownership objective for outside directors.

         Under the program, outside directors receive annually the equivalent of $50,000 for service as a Board member (or a prorated amount if a director's service begins other than on the first day of the year). Each director elects annually, for the particular year, to receive this fee in (i) shares of Common Stock currently, (ii) options to purchase shares of Common Stock currently,
(iii) shares of Common Stock on a deferred basis, (iv) cash to be contributed to the Company's Deferred Compensation Plan, or (v) any combination of the four preceding alternatives. The total for any year of the (i) number of shares paid,
(ii) the number of shares covered by options granted, and (iii) the number of shares deferred may not exceed 7,500 (as such number may be adjusted to take into account any change in the capital structure of the Company by reason of any stock split, stock dividend or recapitalization). If a director elects to receive shares of Common Stock currently, then 40% of this annual retainer (or $20,000) is paid in cash to offset the tax liability related to such election. If a director elects to receive cash, this cash must be contributed into the Common Stock account of the Company's Deferred Compensation Plan, unless the director has already satisfied the Company's Common Stock ownership objective described below, in which case the funds may be invested in an interest-bearing account in the Company's Deferred Compensation Plan.

         For purposes of calculating the number of shares of Common Stock or number of options into which the fixed sum translates, Common Stock is valued at its closing price on the NYSE on the payment or grant date (the first trading day of any year or any other applicable date). In respect of options that a director elects to receive, the price of the Common Stock, determined as above, is adjusted to reflect year-to-year volatility in the market price of the Common Stock. This adjusted price is the value of the underlying option at the time of grant. For 2003 the options were valued at 25% of fair market value of Common Stock on the date of grant. Options vest immediately upon grant and have a five-year term.

         Directors receive a fee of $1,000 for each Board or committee meeting attended in person and $500 for each Board or committee meeting attended telephonically. In addition, each director who serves as chairperson of a committee of the Board receives an annual retainer of $10,000, payable in cash, and each director who serves as a member of a committee (including any committee that the director chairs) receives an annual retainer of $5,000, payable in cash. For a director whose service begins other than on the first day of the year, any retainer is prorated. Directors may elect to defer receipt of retainers for committee service in Common Stock or cash or a combination of both.

         Board retainers, committee retainers and meeting fees (or portions of either) that a director elects to defer in Common Stock under the Company's Deferred Compensation Plan are credited to a Common Stock account. Any Board or committee retainers that are deferred into the Common Stock account receive a matching 25% contribution from the Company. Board retainers, committee retainers and meeting fees (or portions of either) that a director elects to defer in cash are credited to an interest-bearing account under the Company's Deferred Compensation Plan and earn interest, which is compounded annually. The rate of interest at December 31, 2002 was approximately 6.965% per annum. Payment of any deferral (whether in Common Stock or cash) is deferred until the director's termination of service or such earlier date as the director specifies when electing the applicable deferral.

         The Company's director compensation program also establishes a Common Stock ownership objective for outside directors. Each director is expected to accumulate, over the three-year period commencing January 1, 2000, or, if later, the first three years of Board service beginning on or after January 1, 2000, the number of shares of Common Stock that is equal in market value to three times the annual retainer for Board service ($150,000). Once this ownership objective is achieved, the director is expected to maintain such minimum ownership level. The intent is to encourage acquisition and retention of Common Stock by directors, evidencing the alignment of their interests with the interests of stockholders. To this end, each new director will receive an award of shares of Common Stock having a market value of $25,000 on the date of the award. Each new director must defer receipt of this award under the Company's Deferred Compensation Plan.

Employment   Contracts,   Termination   of  Employment   and   Change-in-Control
Arrangements

         The Company and Ronald M. DeFeo entered into a Second Amended and Restated Employment and Compensation Agreement as of January 1, 2002 (the "DeFeo Agreement"). Pursuant to the DeFeo Agreement, Mr. DeFeo's term of employment with the Company as Chief Executive Officer, reporting to the Board, extends through December 31, 2004. In the event of a Change in Control (as such term is defined in the DeFeo Agreement) on or prior to December 31, 2004, Mr. DeFeo's term of employment would continue for 36 months after such Change in Control.

         Under the DeFeo Agreement, Mr. DeFeo is to receive an initial annual base salary of $655,000, subject to increase by the Board, as well as annual bonuses and long-term incentive compensation during his term of employment in accordance with any plan or plans established by the Company. The Company also agrees to use its best efforts to have Mr. DeFeo elected as a member and Chairman of the Board during the term of the DeFeo Agreement.

         If Mr. DeFeo's employment with the Company is terminated by the Company without Cause or by Mr. DeFeo for Good Reason (each as defined in the DeFeo Agreement), or if the Company elects not to extend the DeFeo Agreement at the end of its term, Mr. DeFeo is to receive, in addition to his salary, bonus and other compensation earned through the time of such termination, (i) two times his base salary, (ii) two times the average of his annual bonuses for the two calendar years preceding termination, (iii) a prorated portion of his bonus for the fiscal year during which such termination occurs, (iv) continuing insurance coverage for up to two years from termination, (v) immediate vesting of unvested stock options and stock grants with a period of one year following termination to exercise his options, and (vi) continuation of all other benefits in effect at the time of termination for up to two years from termination. The cash portion of this payment is spread over a 13-month period following the date of termination, except if such termination occurs within 24 months following a Change in Control, in which event the cash portion is to be paid in a lump sum. In addition, if Mr. DeFeo's employment is terminated by the Company without Cause or by Mr. DeFeo for Good Reason within 24 months following a Change in Control, Mr. DeFeo is entitled to immediate vesting of any unvested performance stock options, stock grants, LTIP awards and other similar awards. The DeFeo Agreement also provides for additional payments to Mr. DeFeo in the event that any payments under the DeFeo Agreement are subject to excise tax under the Internal Revenue Code of 1986, as amended (the "Code"), such that Mr. DeFeo retains an amount of such additional payments equal to the amount of such excise tax.

         If Mr. DeFeo's employment with the Company is terminated for any reason, including for Cause, due to Mr. DeFeo's death or disability, or by Mr. DeFeo voluntarily, or if Mr. DeFeo elects not to extend the DeFeo Agreement at the end of its term, Mr. DeFeo or his beneficiary is to receive, in addition to his salary, bonus and other compensation earned through the time of such termination, (i) any deferred compensation then in effect, (ii) any other compensation or benefits that have vested through the date of termination or to which Mr. DeFeo may then be entitled, including LTIP, stock and stock option awards, and (iii) reimbursement of expenses incurred by Mr. DeFeo through the date of termination but not yet reimbursed. If Mr. DeFeo's employment with the Company is terminated as the result of Mr. DeFeo's death or disability, then Mr. DeFeo or his beneficiary would also be entitled to receive a prorated portion of his bonus for the fiscal year during which such termination occurs.

         The DeFeo Agreement requires Mr. DeFeo to keep certain information of the Company confidential during his employment and thereafter. The DeFeo Agreement also contains an agreement by Mr. DeFeo not to compete with the business of the Company during his term of employment with the Company and for a period of 18 months thereafter (24 months thereafter, if the date of Mr. DeFeo's termination is within 24 months following a Change in Control).

         The Company and Filip Filipov entered into a Contract of Employment as of September 1, 1999, which was supplemented as of April 1, 2000 (the "Filipov Agreement"). The term of the Filipov Agreement runs through August 31, 2004. Pursuant to the Filipov Agreement, Mr. Filipov agrees to continue managing the Company's lifting business and to take on other special assignments from time to time. The Filipov Agreement provides for an annual salary of $360,000 for Mr. Filipov, eligibility for stock option grants and restricted stock awards and a performance bonus scheme with a target of 75% of base compensation. As part of the Filipov Agreement, Mr. Filipov agrees not to compete with the business of the Company through August 31, 2004. The Filipov Agreement contains certain provisions requiring Mr. Filipov to keep certain information of the Company confidential during his employment and thereafter.

         Mr. Filipov or the Company may terminate the Filipov Agreement on two years' notice, and Mr. Filipov also may be terminated by the Company at any time for cause. In addition, Mr. Filipov has the right under the Filipov Agreement to continue his service to the Company on a part-time consulting basis for a period of 36 months following notice to the Company. Mr. Filipov would receive 60% of his base salary as consideration for such services and would be allowed to receive and contribute to certain Company benefits.

         If Mr. Filipov's employment with the Company is terminated within 24 months following a Change in Control, other than for Cause, by reason of death or Permanent Disability, or by Mr. Filipov without Good Reason (each as defined in the Filipov Agreement), Mr. Filipov is to receive (i) two times his base salary, (ii) two times his annual bonus for the last calendar year preceding termination, (iii) any accrued vacation pay, (iv) his annual bonus for the most recently completed fiscal year, to the extent such bonus has not yet been paid,
(v) a prorated portion of his bonus for the fiscal year during which such termination occurs, and (vi) any other amounts earned by Mr. Filipov prior to such termination but not previously paid. This payment is to be paid in a lump sum simultaneously with Mr. Filipov's termination following a Change in Control. The Filipov Agreement also provides for additional payments to Mr. Filipov in the event that any payments under the Filipov Agreement are subject to excise tax under the Code, such that Mr. Filipov retains an amount of such additional payments equal to the amount of such excise tax.

         In addition, if Mr. Filipov is so terminated within 24 months following a Change in Control, Mr. Filipov also will receive (a) immediate vesting of unvested stock options and stock grants with a period of six months following termination to exercise his options, (b) immediate vesting of all unvested units granted under the LTIP, (c) continuing insurance coverage for up to 24 months from termination, and (d) continuation of all other benefits in effect at the time of termination for up to 24 months from termination. In the event Mr. Filipov is terminated following a Change in Control, Mr. Filipov agrees not to compete with the Company for a period of 24 months from the date of his termination and to keep confidential certain information of the Company.

         The provisions of the Filipov Agreement dealing with a Change in Control remain in effect until the earliest of: (i) the termination of Mr. Filipov's employment prior to a Change in Control by the Company for Cause, by Mr. Filipov for any reason other than Good Reason or by reason of Mr. Filipov's death or Permanent Disability; (ii) the termination of Mr. Filipov's employment with the Company following a Change in Control by reason of death or Permanent Disability, by the Company for Cause or by Mr. Filipov for any reason other than Good Reason; or (iii) three years after the date of a Change in Control; however, the provisions of the Filipov Agreement dealing with a Change in Control terminate two years after their effective date if Mr. Filipov is still in the employ of the Company at such time and a Change in Control has not yet occurred and is not reasonably expected to occur within six months thereafter.

         The  Company  and each of Matthys J. de Beer and Eric I Cohen  (each an
"Executive")  entered  into an  Amended  and  Restated  Change  in  Control  and
Severance Agreement dated April 1, 2002 (the "Executive Agreements"). Previously, the Company and Mr. Cohen were party to a Change in Control and Severance Agreement dated as of April 1, 2000, and the Company and Mr. de Beer were party to a Change in Control and Severance Agreement dated as of October 1, 2001.

         If an Executive's employment with the Company is terminated within 24 months following a Change in Control (or, in the case of Mr. de Beer, concurrent with, or in contemplation of, a Change in Control), other than for Cause, by reason of death or Permanent Disability, or by the Executive without Good Reason (each as defined in the Executive Agreements), the Executive is to receive (i) two times his base salary, (ii) two times his annual bonus for the last calendar year preceding termination, and (iii) any accrued vacation pay. This payment is to be paid in a lump sum simultaneously with the Executive's termination. The Executive Agreements also provide for additional payments to the Executives in the event that any payments under the Executive Agreements are subject to excise tax under the Code, such that the Executive retains an amount of such additional payments equal to the amount of such excise tax.

         In addition, if an Executive is so terminated within 24 months following a Change in Control (or, in the case of Mr. de Beer, concurrent with, or in contemplation of, a Change in Control), the Executive also will receive
(a) immediate vesting of unvested stock options and stock grants with a period of six months following termination to exercise his options, (b) immediate vesting of all unvested units granted under the LTIP, (c) continuing insurance coverage for up to 24 months from termination, and (d) continuation of all other benefits in effect at the time of termination for up to 24 months from termination.

         In the event an Executive's employment with the Company is terminated by the Company without Cause or by the Executive for Good Reason (other than in connection with a Change in Control), the Company is to pay the Executive (i) two times his base salary, (ii) two times his annual bonus for the last calendar year preceding termination and (iii) any accrued vacation pay in 24 equal monthly payments. In such event, the Executive would also have the right to exercise any stock options, LTIP awards or similar awards for at least six months following termination, and would continue to vest in options and stock awards granted under the Company's incentive plans for 24 months from the date of termination. In addition, the Company would also provide continuing insurance coverage and continuation of all other benefits in effect at the time of termination for up to 24 months from termination.

         As part of the Executive Agreements, the Executives agree to keep confidential certain Company information and to not disparage the Company. In addition, in the case of Mr. de Beer, the Executive agrees that, for a period of 18 months following his date of termination (or 24 months following such termination, if such termination is within 24 months following a Change in Control), the Executive will not, without the prior written consent of the Company, directly or indirectly engage in any Competitive Business (as such term is defined in Mr. de Beer's Executive Agreement) nor solicit, induce or entice any employee of the Company to leave the Company. Each Executive Agreement remains in effect until the earliest of: (i) the termination of the Executive's employment prior to a Change in Control (other than termination in anticipation of a Change in Control) by the Company for Cause, by the Executive for any reason other than Good Reason or by reason of the Executive's death or Permanent Disability; (ii) the termination of the Executive's employment with the Company following a Change in Control by reason of death or Permanent Disability, by the Company for Cause or by the Executive for any reason other than Good Reason; or
(iii) three years after the date of a Change in Control; however, each Executive Agreement terminates two years after its effective date if the Executive is still in the employ of the Company at such time and a Change in Control has not yet occurred and is not reasonably expected to occur within six months thereafter.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Board, recommending compensation for executive officers, including the Named Executive Officers, during 2002 consisted of G. Chris Andersen, William H. Fike and David A. Sachs. There are no Compensation Committee interlocks or insider participation with respect to such individuals.

Compensation Committee Report

      Executive Compensation Philosophy
      ---------------------------------

         The objectives of the Company's executive  compensation  program are to
(i) attract and retain executives with the skills critical to the long-term success of the Company, (ii) motivate and reward individual and team performance in attaining business objectives and maximizing stockholder value and (iii) link a significant portion of compensation to appreciation in the price of the Company's stock, so as to align the interests of the executive officers with those of the stockholders.

         To meet these objectives, the total compensation program is designed to be competitive with the programs of other corporations of comparable revenue size in industries with which the Company competes for customers and executives and to be fair and equitable to both the employee and the Company. Consideration is given to the employee's overall responsibilities, professional qualifications, business experience, job performance, technical expertise and career potential and the combined value of these factors to the Company's long-term performance and growth.

      Executive Compensation Program
      ------------------------------

         Each year the Compensation Committee (the "Committee"), which is comprised entirely of outside directors, determines the compensation arrangements for the Company's executive officers, including the individuals whose compensation is detailed in this Proxy Statement. The executive compensation program has three principal components: salary, short-term incentive compensation (annual bonus) and long-term incentive compensation, each of which is described below. While the components of compensation are considered separately, the Committee takes into account the full compensation package afforded by the Company to the individual executive.

      Salary
      ------

         Salary is determined by evaluating the responsibilities of the position held, the individual's past experience, current performance and the competitive marketplace for executive talent. Salary ranges for the Company's executive officers compare to salary ranges of executives at companies of similar size, as reported in data available to the Committee.

      Annual Bonus
      ------------

         In addition to salary, each executive officer is eligible for an annual bonus under the Company's general executive bonus plan. As discussed below, the bonus of the Chief Executive Officer (the "CEO") is determined under a different plan. Bonuses are paid for attainment of (i) Company operating profit and cash flow goals established annually and (ii) specific performance goals established for each executive officer at the beginning of each year. The Committee believes that bonuses paid to these individuals, including those whose compensation is reported in the Summary Compensation Table, reflect the level of achievement of Company goals and individual performance goals during 2002.

      Long-Term Incentive Compensation
      --------------------------------

         The purpose of long-term awards, currently in the form of stock options, grants of Common Stock including Restricted Stock, and grants under the LTIP, is to align the interests of the executive officers with the interests of the stockholders. Additionally, long-term awards offer executive officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. In determining stock option, Common Stock and LTIP grants, the Committee bases its decision on the individual's performance and potential to improve stockholder value and on the relationship of equity and objective performance goals to the other components of the individual's compensation.

      CEO Compensation
      ----------------

         The compensation of the CEO is determined pursuant to the principles stated above. Specific consideration is given to the CEO's responsibilities and experience in the industry and the compensation package of chief executive officers of comparable companies. In order to determine an appropriate overall level of compensation for Mr. DeFeo for 2002, the Committee retained an outside consultant and also considered information relating to the compensation of CEOs at comparable companies.

         In appraising the CEO's performance during 2002, the Committee noted that net sales for the Company for 2002 were approximately $2.8 billion, an increase of 54.3% from the Company's 2001 net sales of approximately $1.8 billion, reflecting the Company's significant acquisitions and growth during the year.

         The Committee noted that the CEO guided the Company in making two major acquisitions in 2002, Demag Mobile Cranes GmbH & Co. KG, a leading manufacturer of mobile telescopic and lattice boom cranes, in August 2002, and Genie
Holdings, Inc. ("Genie"), a leading global manufacturer of aerial work platforms, in September 2002. The CEO also oversaw the further acquisitions in 2002 of the Schaeff Group of Companies and Advance Mixer, Inc., and the growing consolidation of the distribution network for the Company's utility business through the acquisitions of Utility Equipment, Inc. ("Utility Equipment") and EPAC Holdings, Inc. ("EPAC") in 2002, as well as the execution of an agreement for the Company to acquire Commercial Body Corporation in early 2003.

         The Committee noted that the CEO advanced the goals of improving the Company's capital structure and financial flexibility by overseeing the sale of
5.35 million shares of Common Stock in April 2002 with net proceeds to the Company of approximately $113.4 million, an amendment to the Company's credit facility in July 2002 that improved the Company's ability to make acquisitions, participate in joint ventures and take other corporate actions and which also adjusted certain financial covenant ratios that permit the Company to maintain additional debt for a longer period of time, and an additional $210 million of term loan borrowings under that bank credit facility in September 2002. The funds from the stock sale were used primarily to repay outstanding indebtedness and for general corporate purposes, including acquisitions, and the funds from the additional term loans were used primarily to refinance existing indebtedness assumed in the acquisition of Genie.

         The Committee also considered the Company's earnings per share for 2002 and 2001, both including and excluding the impact of special items. When reviewing this performance, the Committee took into account the considerable dilution resulting from the Company's sales of stock in April 2002 and December 2001 and its stock issuances in connection with the acquisitions of Genie, Utility Equipment and EPAC. The Committee also considered the severely depressed economic conditions affecting many of the Company's end markets during 2002 and the uncertainty resulting from the current geopolitical situation. As part of its review, the Committee compared the Company's performance with that of various other companies in the construction and mining equipment manufacturing sector, and noted that the Company performed favorably when compared to the performance of these other companies in the current challenging economic climate. In particular, these comparisons indicated that the Company maintained a higher operating margin and a smaller percentage decline in operating profit than most of such comparable companies.

         The Committee took note that, in 2002, Mr. DeFeo implemented a series of significant restructuring actions to consolidate manufacturing capacity, reduce overhead and size the Company for the current economic environment. The Committee noted that the CEO reorganized the Company's operations into five business segments, revised the Company's management structure and enhanced the Company's senior management team, including hiring a new chief financial officer and a president for the Company's roadbuilding operation. The Committee also considered that, during 2002, the Company launched Terex Financial Services, Inc. to offer customers financing solutions to buying and leasing the Company's equipment.

         The Committee also recognized that, since becoming CEO in 1995, Mr. DeFeo has been the principal architect in transforming Terex and positioning the Company for the future.

         Under the 1998 annual incentive compensation plan, which was approved by stockholders in 1998, Mr. DeFeo earned a formula bonus for 2002, based on his achievement of predetermined performance goals, in the total amount of $550,000.

      Deductibility of Executive Compensation
      ---------------------------------------

         Section 162(m) of the Code limits to $1 million a year the deduction that a publicly held corporation may take for compensation paid to each of its chief executive officer and four other most highly compensated employees unless the compensation is "performance-based." Performance-based compensation must be based on the achievement of preestablished, objective performance goals under a plan approved by stockholders.

         In order to reduce or eliminate the amount of compensation that would not qualify for a tax deduction, should the compensation of the CEO or any other executive officer exceed $1 million in any year, the Company's 1998 annual incentive  compensation  plan  and  LTIP  were  submitted  to  and  approved  by stockholders  at the Company's 1998 meeting and 1999 meeting,  respectively,  so that amounts earned thereunder by certain employees will qualify as performance-based.

                                                       COMPENSATION COMMITTEE

                                                       G. CHRIS  ANDERSEN
                                                       WILLIAM   H.  FIKE
                                                       DAVID A. SACHS

Performance Graph

         The following stock performance graph is intended to show the Company's stock performance compared with that of comparable companies. The stock performance graph shows the change in market value of $100 invested in the Company's Common Stock, the Standard & Poor's 500 Stock Index and a peer group of comparable companies ("Index") for the period commencing December 31, 1997 through December 31, 2002. The cumulative total stockholder return assumes dividends are reinvested. The stockholder return shown on the graph below is not indicative of future performance.

         The Index consists of the following companies, which are in similar lines of business as the Company: Astec Industries, Inc., Caterpillar Inc., CNH Global N.V., Deere & Co., JLG Industries, Inc., Joy Global Inc. (since 2001) and Manitowoc Co. The companies in the Index are weighted by market capitalization. In last year's proxy statement, the index used was the Standard & Poor's Diversified Machinery Index, which consisted of Caterpillar Inc. and Deere & Co. (which are in the current Index), Dover Corporation and Ingersoll-Rand Company; however, Standard & Poor's has discontinued such index, thus making it unavailable for use by the Company, and the Company therefore created the current Index for use in this and future proxy statements.

[Graphic - Graph  illustrating  Cumulative  Total  Return  using the data below:
Source Georgeson Shareholder Communications Inc.]

-------------------------------------------------------------------------------
                         Dec-97    Dec-98   Dec-99   Dec-00   Dec-01    Dec-02
-------------------------------------------------------------------------------

Terex Corp.              $100      $122     $118      $69      $75      $47
-------------------------------------------------------------------------------
S&P 500(R)               $100      $129     $156     $141     $125      $97
-------------------------------------------------------------------------------
Custom Composite Index   $100       $79      $89      $88      $92      $86
-------------------------------------------------------------------------------

Copyright (C) 2003, Standard & Poor's, a division of the McGraw-Hill Companies, Inc. All rights reserved.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On March 2, 2000, Terex made a loan to Ronald M. DeFeo, the Chairman, Chief Executive Officer, President and Chief Operating Officer of the Company, in the amount of $3 million. The purpose of the loan was to enable Mr. DeFeo to purchase a house at a time when he was not permitted to sell any shares of his Common Stock. Further, at such time, the Board of Directors determined that it did not desire that Mr. DeFeo be required to sell his Common Stock when he was able to do so in order to satisfy his other obligations, and preferred instead to grant him this loan, secured by his shares of Common Stock and amounts earned by Mr. DeFeo under the LTIP. Mr. DeFeo prepaid $950,000 of the principal amount of the loan in October 2000. The loan currently bears interest at 4.5% per annum and matures on March 31, 2005. The loan is fully recourse to Mr. DeFeo and is secured by shares of Common Stock owned by Mr. DeFeo and by payment of amounts earned by Mr. DeFeo under the LTIP. The terms of the loan require prepayment by Mr. DeFeo of some or all of the loan's outstanding balance upon the occurrence of certain events, including Mr. DeFeo's ceasing to be employed by the Company for any reason (including death or disability), Mr. DeFeo's failing to pay any amounts due under the loan, the attainment of certain Common Stock price targets and the payment to Mr. DeFeo of amounts under the LTIP.

         Certain former executive officers and directors of the Company, including Marvin B. Rosenberg, who retired as a director of the Company at the end of 2002, were named along with the Company in a private litigation initiated by the End of the Road Trust, the successor to certain of the assets of the bankruptcy estate of Fruehauf Trailer Corporation, a former subsidiary of the Company. The Company expended approximately $86,000 for legal fees and expenses in 2002 with respect to this matter, which included the defense of Mr. Rosenberg, as well as other former executive officers and directors of the Company. The Company is unable to separately determine the portion of these legal fees and expenses allocable to Mr. Rosenberg individually. The Company has settled this matter in a manner that did not have a material adverse effect on the Company's operations.

         The Company acquired Genie on September 18, 2002. Prior to the acquisition, Genie, which became part of the Terex Aerial Work Platforms group, had entered into long-term operating leases for two buildings and a parcel of land with partnerships in which Robert R. Wilkerson, President of the Terex Aerial Work Platforms group and former president of Genie, is a partner. These leases have continued in effect following the acquisition. The buildings are used for office and production purposes, and the land is used for a parking lot. The total monthly rental payment by the Company under these leases is currently approximately $162,000, and in 2002 the Company paid a total of $524,380 under these leases. These leases are based on the then-current market rates in effect at the time the leases were executed.

         The Company intends that all transactions with affiliates are to be on terms no less favorable to the Company than could be obtained in comparable transactions with an unrelated person. The Board will be advised in advance of any such proposed transaction or agreement and will utilize such procedures in evaluating their terms and provisions as are appropriate in light of the Board's fiduciary duties under Delaware law. In addition, the Company has an Audit Committee consisting solely of independent directors. One of the responsibilities of the Audit Committee is to review related party transactions. See "Audit Committee Report." All of the transactions with affiliates described above have been reviewed and approved by the Board and/or the Audit Committee.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and each person who is the beneficial owner of more than 10% of the Company's outstanding equity securities, to file with the SEC and the NYSE initial reports of ownership and changes in ownership of equity securities of the Company. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this Proxy Statement any failure to file such reports by the prescribed dates during 2002. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all reports filed with the SEC pursuant to
Section 16(a) of the Exchange Act.

         To the Company's knowledge, based solely on review of the copies of reports furnished to the Company and written representations that no other reports were required, all filings required pursuant to Section 16(a) of the Exchange Act applicable to the Company's officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2002.


                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2002, with the management of the Company and the Company's independent accountants, PricewaterhouseCoopers LLP. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees). The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP the independence of such independent accounting firm. The Audit Committee also has considered whether PricewaterhouseCoopers LLP's provision of non-audit services to the Company is compatible with the auditors' independence.

         Based on its review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements for the Company's fiscal year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2002 for filing with the SEC.

         The Audit Committee's responsibility is to monitor and oversee the audit processes. However, the members of the Audit Committee are not certified public accountants, professional auditors or experts in the fields of accounting and auditing and rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants.

                                                     AUDIT COMMITTEE

                                                     DAVID A. SACHS
                                                     DON DEFOSSET
                                                     DR. DONALD P. JACOBS

                       PROPOSAL 2: INDEPENDENT ACCOUNTANTS

         The firm of PricewaterhouseCoopers LLP has audited the consolidated financial statements of the Company for 2002. The Board of Directors, at the recommendation of the Audit Committee, desires to continue the service of this firm for 2003. Accordingly, the Board of Directors recommends to the stockholders ratification of the retention of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2003. If the stockholders do not approve PricewaterhouseCoopers LLP as the Company's independent accountants, the Board of Directors and the Audit Committee will reconsider this selection.

         Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

Audit Fees

         During the fiscal year ended December 31, 2002, PricewaterhouseCoopers LLP charged the Company $2,572,000 for professional services rendered by such firm for the audit of the Company's annual financial statements and review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year. During the fiscal year ended December 31, 2001, PricewaterhouseCoopers LLP charged the Company $1,414,600 for such services. The significant increase in fees for fiscal year 2002 from fiscal year 2001 was due primarily to the Company's increased size and complexity as a result of its recent international and domestic acquisitions.

Financial Information Systems Design and Implementation Fees

         During the fiscal year ended December 31, 2002, PricewaterhouseCoopers LLP did not provide the Company with professional services of this nature. PricewaterhouseCoopers LLP also did not provide the Company with such services during the fiscal year ended December 31, 2001.

All Other Fees

         During the fiscal year ended December 31, 2002, PricewaterhouseCoopers LLP charged the Company $1,720,000 for all other services rendered by such firm other than those described in "Audit Fees" above. These fees included costs for services provided in connection with due diligence related to acquisition activity ($840,000), tax-related matters ($430,000), special audits of Company benefit plans and subsidiaries ($286,000), and various Company filings with the SEC ($100,000). During the fiscal year ended December 31, 2001, PricewaterhouseCoopers LLP charged the Company $1,966,800 for services rendered by such firm other than those described in "Audit Fees" above.

The  Board  of  Directors   recommends  that  the  stockholders   vote  FOR  the
ratification of PricewaterhouseCoopers LLP as independent accountants for 2003.


                                 OTHER BUSINESS

         The Board does not know of any other business to be brought before the Meeting. In the event any such matters are brought before the Meeting, the persons named in the enclosed Proxy will vote the Proxies received by them as they deem best with respect to all such matters.

                              STOCKHOLDER PROPOSALS

         All proposals of stockholders intended to be included in the proxy statement to be presented at the 2004 Annual Meeting of Stockholders must be received at the Company's offices at 500 Post Road East, Westport, Connecticut 06880, no later than December 8, 2003. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

         In addition, the Bylaws of the Company provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such a meeting, notice must be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting. Accordingly, to nominate a candidate for election as a director at the Company's 2004 annual meeting or to propose business for consideration at such meeting, notice must be given between February 21, 2004 and March 23, 2004. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.


                          ANNUAL REPORT TO STOCKHOLDERS

         The Company's 2002 Annual Report, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 as filed with the SEC and the Company's financial statements for that fiscal year, is being mailed to stockholders of the Company with this Proxy Statement. The Annual Report does not constitute a part of the Proxy solicitation materials. Stockholders may, without charge, obtain copies of the Company's Annual Report on Form 10-K filed with the SEC. Requests for this report should be addressed to the Company's Secretary.


STOCKHOLDERS ARE URGED TO VOTE THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.


                                           By Order of the Board of Directors


                                           Eric I Cohen
                                           Secretary

April 7, 2003
Westport, Connecticut

                                                                      Appendix A


                                TEREX CORPORATION
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                           (Adopted on March 13, 2003)


The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board") of Terex Corporation (the "Company"). The Audit Committee charter is intended to comply with the applicable requirements of the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE").

Purpose
-------

The primary function of the Committee is to assist the Board in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company.

Membership
----------

The members of the Committee shall be appointed by the Board on the recommendation of the Governance and Nominating Committee of the Board. The Board may replace members of the Committee. The chairperson of the Committee shall be selected by the members of the Committee or by the Governance and Nominating Committee of the Board.

The Committee shall be composed of at least three directors, all of who shall have no relationship with the Company that may interfere with the exercise of their independent judgment. All of the members of the Committee shall meet the independence requirements of the SEC and the NYSE. Each member of the Committee shall be financially literate, or must become financially literate within a reasonable period of time after appointment to the Committee, as such qualification is interpreted by the Board in its business judgment. In addition, at least one member of the Committee shall be an "audit committee financial expert," as defined in the rules of the SEC, and as determined by the Board in its business judgment. Members of the Committee may not simultaneously serve on the Committee and on audit committees of more than two other public companies.

Members of the Committee shall be compensated for their services at a rate established from time to time by the Board. Director's fees are the only compensation a member of the Committee may receive from the Company.

Meetings
--------

The Committee shall meet as often as it determines appropriate, but not less frequently than once each quarter, for the purposes described in this Charter and any other related purposes as needed.

The Committee shall meet periodically with management of the Company, the internal auditors of the Company and the Company's independent auditor to discuss the matters for which the Committee is responsible. The Committee may request any officer or employee of the Company, or the Company's outside counsel, internal auditors or independent auditor, to attend a meeting of the Committee or to meet with members of the Committee. In addition, the Committee shall meet periodically with management of the Company, the internal auditors of the Company and the Company's independent auditor in separate executive sessions to discuss any matters the Committee or these groups believe should be discussed privately with the Committee.

Responsibilities
----------------

The Committee shall be responsible for overseeing the Company's financial reporting process (including the system of internal control) and monitoring the objectivity of the Company's internal and independent auditors. This includes a review of the scope and results of the independent auditor's annual examination, the internal audit activity of the Company, and other pertinent auditing and internal control matters in conjunction with management and the independent and internal auditors.

The Committee shall make regular reports to the Board, detailing the actions of the Committee and such recommendations to the Board as the Committee may deem appropriate.

Independent Auditor
-------------------

The independent auditor for the Company is ultimately accountable to the Committee, and the Committee shall have the sole authority and responsibility to select, appoint, replace and, where appropriate, nominate for shareholder approval in any proxy statement, the independent auditor for the Company.

The independent auditor shall report directly to the Committee. The Committee shall be directly responsible for the compensation and oversight of the independent auditor for the Company.

The Committee shall confirm and monitor the independence of the independent auditor, including a review of management consulting services and related fees provided by the independent auditor to the Company. The Committee is responsible for ensuring that the independent auditor submit on a periodic basis to the Committee (not less frequently than annually) a formal written statement delineating all relationships between the independent auditor and the Company, and the Committee is responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for taking appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence.

The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor, including without limitation the annual compensation for audit services performed by the independent auditor.

Committee Responsibilities
--------------------------

In meeting its responsibilities, the Committee shall, without limitation, take the following actions:

     1. Provide an avenue of communication for the internal auditors and the independent auditor with the Board.

     2. Review this Charter and assess its adequacy annually, and propose any recommended revisions to the Board for approval.

     3. Review the performance of the Committee annually and present its findings to the Board.

     4. Review and approve the Company's internal audit staff functions, including the appointment, reassignment, or discharge of any internal auditors employed by the Company or any outsourced provider of internal auditing services, as the case may be.

     5. Consider, in consultation with the independent auditor and the internal auditors, the annual audit scope and plan.

     6. Consider and discuss with the independent auditor and the internal auditors the adequacy of the Company's internal controls, including without limitation controls for detecting and reporting accounting and financial errors, fraud and legal violations.

     7. Review the following items with management and the independent auditor at the completion of the annual examination and prior to issuance of the audited financial statements:

          a.   The Company's annual financial statements and related footnotes.

          b. The results of the independent auditor's audit of the financial statements and the report thereon.

          c. Any significant changes required in the independent auditor's audit plan.

          d. Any serious difficulties or disputes between management and the independent auditor encountered during the course of the audit.

          e. Any material weakness in internal controls and recommendations of the independent auditor and internal auditors, together with management's responses thereto.

         Following such review, determine whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K and Annual Report to Shareholders.

     8. Review and discuss with management and the independent auditor at the completion of each quarterly examination and prior to issuance of unaudited interim financial statements:

          a. The Company's unaudited interim financial statements and related footnotes.

          b. The results of the independent auditor's review of the unaudited interim financial statements.

          c. Any significant issues encountered during the course of the independent auditor's review.

         Following such review, determine whether to recommend to the Board that the unaudited interim financial statements be included in the Company's Quarterly Report on Form 10-Q.

     9. Review disclosure made to the Committee by the Chief Executive Officer and Chief Financial Officer of the Company during their certification process for the Company's Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

     10. Review and discuss with management and the independent auditor earnings press releases and related financial information and earnings guidance.

     11.  Review and discuss with the independent auditor on a periodic basis:

          a.   Critical accounting policies and practices of the Company.

          b. Alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

          c. Emerging accounting and auditing issues and their potential impact on the Company.

          d. Other material written communications between the independent auditor and management.

     12.  Review related party  transactions and any other matters pertaining to
          potential   conflicts  of  interest  or  adherence  to  the  Company's standards of business conduct.

     13. Discuss with management and the independent auditor the Company's risk assessment and management policies, including the Company's major financial risk exposure and steps taken by the Company to monitor and mitigate such exposure.

     14. Set policies with respect to the hiring of employees or former employees of the Company's independent auditor.

     15. The Committee shall include a report in the Company's annual proxy statement containing such information as may be required by the SEC, including stating whether the Committee:

          a. Reviewed and discussed the audited financial statements with management.

          b. Discussed with the independent auditors the matters requiring discussion by SAS 61.

          c. Received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1, and discussed with the independent auditors their independence.

          d. Based on the above, recommended to the full Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

Compliance Oversight
--------------------

The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Committee is authorized to investigate any reports made by attorneys for the Company of evidence of a material violation of securities laws or breach of fiduciary duties or similar violation at the Company and to require the Company to take remedial action as appropriate.

General
-------

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors and to approve the related fees and retention terms. The Company shall be responsible for the appropriate expense arising from the retention of such advisors.

The Committee will perform such other functions as assigned by law, the rules and regulations of the SEC and the NYSE, the Company's charter or bylaws, or the Board.

The Board may amend this Charter at any time.

                                TEREX CORPORATION

                               2003 Annual Meeting

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Ronald M. DeFeo and Eric I Cohen, and either one of them, proxies with the power of substitution to act, by unanimous vote, or if only one votes or acts then by that one, to vote for the undersigned at the Annual Stockholders' Meeting of Terex Corporation, to be held at 10:00 A.M., local time, on May 22, 2003, at the offices of Terex Corporation, 500 Post Road East, Suite 320, Westport, Connecticut, and any adjournment or postponement thereof, as follows:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTORS NOMINATED IN ITEM 1, FOR THE RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS IN ITEM 2, AND IN THE DISCRETION OF THE BOARD OF DIRECTORS IN CONNECTION WITH ITEM 3.

                (Continued and to be signed on the reverse side)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                TEREX CORPORATION

                                  MAY 22, 2003

                            PROXY VOTING INSTRUCTIONS
                          -----------------------------

MAIL - Date,  sign and  mail  your
proxy  card in the envelope provided         COMPANY NUMBER ____________________
as soon as possible.
                - or -                       ACCOUNT NUMBER ____________________
TELEPHONE - Call toll-free 1-800-PROXIES
from any touch-tone  telephone  and          NUMBER OF SHARES __________________
follow  the  instructions.  Have your
control number and proxy card available      CONTROL NUMBER ____________________
when you call.
                - or -
INTERNET - Access www.voteproxy.com
and follow the on-screen  instructions.
Have your control number available
when you access the web page.


Please  detach  and mail in the  envelope  provided  if you are not  voting  via telephone or the Internet.

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

1.ELECTION OF DIRECTORS                         |2. RATIFICATION OF SELECTION OF
                                                |   INDEPENDENT ACCOUNTANTS
                        NOMINEES                |    FOR      AGAINST  ABSTAIN
|_| FOR ALL NOMINEES    0 Ronald M. DeFeo       |    |_|        |_|     |_|
                        0 G. Chris Andersen     |
|_| WITHHOLD AUTHORITY  0 Don DeFosset          |3. Upon such other business as
    FOR ALL NOMINEES    0 William H. Fike       |   may properly come before the
                        0 Dr. Donald P. Jacobs  |   meeting or any adjournments
|_| FOR ALL EXCEPT      0 David A. Sachs        |   or postponements, hereby
   (See instructions    0 J.C. Watts, Jr.       |   revoking any proxy
    below)              0 Helge H. Wehmeier     |   heretofore given.
                                                |
INSTRUCTION: To withhold authority to vote for  |
any individual nominee(s), mark "FOR ALL EXCEPT"|
and fill in the circle next to each nominee you |
wish to withhold, as shown here:                |
------------------------------------------------|
                                                |          .
                                                |
                                                |
                                                |
                                                |
------------------------------------------------|
To change the address on your  account,         |
please  check  the  box  at  right  and      |_||
indicate   your  new   address  in  the         |
address  space above.  Please note that         |
changes  to the  registered  name(s) on         |
the  account may not be  submitted  via         |
this method.                                    |
------------------------------------------------|-------------------------------

Signature of Stockholder _____________________  Date____________

Signature of Stockholder______________________  Date:___________

Note:This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                TEREX CORPORATION

                                  MAY 22, 2003




                   THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.

    Whether or not you plan to attend the Annual Meeting of Stockholders, you can ensure that your shares are represented at the meeting by completing, signing and returning your proxy card below.

                   Please date, sign and mail your proxy card
                  in the envelope provided as soon as possible.


                Please detach and mail in the envelope provided.

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

1.ELECTION OF DIRECTORS                         |2. RATIFICATION OF SELECTION OF
                                                |   INDEPENDENT ACCOUNTANTS
                        NOMINEES                |    FOR      AGAINST  ABSTAIN
|_| FOR ALL NOMINEES    0 Ronald M. DeFeo       |    |_|        |_|     |_|
                        0 G. Chris Andersen     |
|_| WITHHOLD AUTHORITY  0 Don DeFosset          |3. Upon such other business as
    FOR ALL NOMINEES    0 William H. Fike       |   may properly come before the
                        0 Dr. Donald P. Jacobs  |   meeting or any adjournments
|_| FOR ALL EXCEPT      0 David A. Sachs        |   or postponements, hereby
   (See instructions    0 J.C. Watts, Jr.       |   revoking any proxy
    below)              0 Helge H. Wehmeier     |   heretofore given.
                                                |
INSTRUCTION: To withhold authority to vote for  |
any individual nominee(s), mark "FOR ALL EXCEPT"|
and fill in the circle next to each nominee you |
wish to withhold, as shown here:                |
------------------------------------------------|
                                                |          .
                                                |
                                                |
                                                |
                                                |
------------------------------------------------|
To change the address on your  account,         |
please  check  the  box  at  right  and      |_||
indicate   your  new   address  in  the         |
address  space above.  Please note that         |
changes  to the  registered  name(s) on         |
the  account may not be  submitted  via         |
this method.                                    |
------------------------------------------------|-------------------------------

Signature of Stockholder _____________________  Date____________

Signature of Stockholder______________________  Date:___________

Note:This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.